UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                       AMENDMENT TO APPLICATION OR REPORT
                    FILED PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                 ARTISOFT, INC.
                               File No. 000-19462



                                 AMENDMENT NO. 2
                           TO FORM 8-K CURRENT REPORT
                             FILED FEBRUARY 23, 1996





         The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 1996, as set forth below:



         Item 7 - Financial Statements and Exhibits, is hereby amended to correct a presentational error on the Proforma Condensed Combined Balance Sheet at December 31, 1995.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                                                                                        Page
                                                                                        ----

         (a)      Financial Statements of Business Acquired.
                  ------------------------------------------

                  Audited  financial  statements  of Stylus  Innovation                  5
                  Incorporated  5 for the year ended  December 31, 1995
                  with Independent Auditors' Report Thereon.

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  Pro Forma Condensed Combined Financial Statements:

                           Pro Forma Condensed Combined Statement of                    15
                           Operations for the fiscal year ended June 30,
                           1995.

                           Pro Forma Condensed Combined Statement of                    16
                           Operations for the six-month period ended
                           December 31, 1995.

                           Pro Forma Condensed Combined Balance Sheet                   17
                           as of December 31, 1995.

                           Notes to Pro Forma Condensed Combined                        18
                           Financial Statements.

         (c)      Exhibits.
                  ---------

                  None

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  May 8, 1996




                                               ARTISOFT, INC.



                                               By  /s/ Gary R. Acord
                                                 -------------------
                                                        Gary R. Acord
                                                        Vice President and
                                                        Chief Financial Officer

Item 7.  (a)      Financial Statements of Business Acquired.
                  ------------------------------------------

                  Audited financial statements of Stylus Innovation Incorporated as of and for the year ended December 31, 1995.



          (b)     Pro Forma Financial Information.
                  --------------------------------

                  On February 13, 1996, Artisoft, Inc., (the "Company") completed the acquisition of substantially all the assets and certain liabilities of Stylus Innovation Incorporated ("Stylus"), a developer of computer telephony software applications and tools. The aggregate cost of acquiring Stylus was approximately $13.1 million. The purchase price was paid in cash from the Company's existing cash balances. The Company incurred direct transaction costs of approximately $275,000 associated with the acquisition. These costs consisted of fees for financial, legal and accounting services and are included in the allocation of the acquisition costs. The direct costs and purchase price of the acquisition has been allocated to the assets acquired and liabilities assumed based on their respective fair values on the date of the acquisition. The acquisition was accounted for as a purchase business combination.

                  On December 21, 1995, the Company completed the acquisition of the outstanding stock of Triton Technologies, Inc. ("Triton") and filed the requisite Form 8-K. The pro forma information contained in this filing is also based on the historical financial statements of Triton giving effect to the transaction and the assumptions and adjustments also included in the accompanying notes to the pro forma condensed combined financial statements.

                  The following presents the pro forma condensed combined balance sheets (unaudited) as of December 31, 1995, and pro forma condensed combined statements of operations (unaudited) of the Company, Triton and Stylus for the year ended June 30, 1995 and the six-month period ended December 31, 1995, as if the acquisitions had occurred at the beginning of the fiscal year ended June 30, 1995, after giving effect to certain adjustments including amortization of purchased software, the charge to operations of in-process technology and related costs, the decrease in interest income as a result of the acquisition purchase price being paid from the Company's existing cash balances and related income tax effects.

                  These pro forma statements do not necessarily reflect the results of operations that would have been achieved had the Company, Triton and Stylus had been combined during such periods, or which may be obtained in the future. The pro forma condensed combined financial statements should be read in conjunction with the audited financial statements and notes thereto of Stylus [filed with this report under Item 7(a)] and the audited financial statements of Triton and the Company.

                             STYLUS INNOVATION INC.

                              Financial Statements

                               December 31, 1995


                  (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report
                          ----------------------------


The Board of Directors and Stockholders
Stylus Innovation Inc.:


We have audited the accompanying balance sheet of Stylus Innovation Inc., as of December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stylus Innovation Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                           KPMG Peat Marwick LLP

February 23, 1996

                             STYLUS INNOVATION INC.

                                 Balance Sheet

                               December 31, 1995


         Assets
         ------

Current assets:
         Cash                                                           $259,482
         Accounts receivable, net of allowance of $37,897                208,251
         Inventories                                                      62,824
         Prepaid expenses                                                 35,746
         Prepaid advertising                                              30,235
                                                                        --------
                           Total current assets                          596,538
                                                                        --------

Property and equipment, at cost:
         Computer equipment and software                                 183,521
         Furniture and fixtures                                            7,921
         Leasehold improvements                                            4,957
                                                                        --------
                                                                         196,399
         Less:  accumulated depreciation                                  49,371
                                                                        --------
                           Net property and equipment                    147,028
                                                                        --------

Other assets                                                              28,349
                                                                        --------

                           Total assets                                 $771,915
                                                                        ========

         Liabilities and Stockholders' Equity
         ------------------------------------

Current liabilities:
         Accounts payable                                               $  5,774
         Accrued expenses                                                 27,275
         Accrued compensation and profit sharing expenses                182,067
         Advances from officer/stockholders                                4,120
         Distributions payable to stockholders                           167,495
                                                                        --------
                           Total current liabilities                     386,731
                                                                        --------

Commitments and contingencies (note 4)

Stockholders' equity (note 3):
         Common stock, par value $.01; 1,200,000 shares authorized,
                  1,000,000 shares issued and outstanding                 10,000
         Additional paid-in-capital                                      143,121
         Retained earnings                                               232,063
                                                                        --------
                           Total stockholders' equity                    385,184
                                                                        --------

                           Total liabilities and stockholders' equity   $771,915
                                                                        ========

See accompanying notes to financial statements.

                             STYLUS INNOVATION INC.

                            Statement of Operations

                      For the year ended December 31, 1995


Net revenues:
         Software                                                     $2,027,131
         Hardware                                                      1,512,840
                                                                      ----------

                                                                       3,539,971
                                                                      ----------

Operating expenses:
         Cost of software revenue                                        138,160
         Cost of hardware revenue                                      1,067,778
         Selling expenses                                                778,594
         General and administrative expenses                             484,953
         Research and development expenses                               734,074
                                                                      ----------

                  Total operating expenses                             3,203,559
                                                                      ----------

                  Operating income                                       336,412

Interest income                                                            5,721
                                                                      ----------

                  Net income                                          $  342,133
                                                                      ==========

See accompanying notes to financial statements.

                             STYLUS INNOVATION INC.

                       Statement of Stockholders' Equity

                      For the year ended December 31, 1995

                                                              Common Stock       Additional                 Total
                                                          -------------------     Paid-in     Retained  Stockholders'
                                                           Shares      Amount     Capital     Earnings     Equity
                                                          -------     -------     -------     --------     ------

Balance, December 31, 1994                                100,000   $   1,000     143,121      66,425      210,546

         Ten-for-one stock split effectuated by means
                  of a nine-for-one stock dividend        900,000       9,000         -        (9,000)         -

         Declaration of distributions to stockholders         -           -           -      (167,495)    (167,495)

         Net income                                           -           -           -       342,133      342,133
                                                        ---------   ---------     -------     -------      -------

Balance, December 31, 1995                              1,000,000   $  10,000     143,121     232,063      385,184
                                                        =========   =========     =======     =======      =======


See accompanying notes to financial statements.

                             STYLUS INNOVATION INC.

                            Statement of Cash Flows

                      For the year ended December 31, 1995

Cash flows from operating activities:
         Net income                                                                     $ 342,133
         Adjustments to reconcile net income to net cash provided
                  by operating activities:
                           Depreciation and amortization                                   70,369
                           Accrued compensation expense - options and
                                    performance units                                      86,059
                           Changes in operating assets and liabilities:
                                    Accounts receivable                                  (115,963)
                                    Inventories                                           (62,824)
                                    Prepaid expenses and other assets                     (70,288)
                                    Accounts payable                                      (13,881)
                                    Accrued expenses                                       (7,956)
                                    Accrued compensation and profit sharing expenses       45,527
                                    Advances from officer/stockholder                      (2,478)
                                                                                        ---------
                                            Net cash provided by operating activities     270,698
                                                                                        ---------

Cash flows from investing activities:
         Purchase of property and equipment                                              (101,933)
         Proceeds from sale of equipment                                                    2,500
                                            Net cash used by investing activities         (99,433)

Cash flows from financing activities:
         Distribution to stockholders                                                    (121,080)
                                                                                        ---------

Increase in cash                                                                           50,185

Cash, beginning of year                                                                   209,297
                                                                                        ---------

Cash, end of year                                                                       $ 259,482
                                                                                        =========

Supplemental disclosure of noncash transactions:
         Declaration of distribution to stockholders                                    $ 167,495
                                                                                        =========

         Stock dividend                                                                 $   9,000
                                                                                        =========

See accompanying notes to financial statements.

                             STYLUS INNOVATION INC.

                         Notes to Financial Statements

                               December 31, 1995


(1)    Operations and Summary of Significant Accounting Policies

       Stylus  Innovation  Inc. was formed in 1992 for the purpose of developing innovative products in the emerging market of computer technology. The computer technology market includes hardware and software products which combine the power of personal computers with the availability and ease of use of telephones. The Company's principal computer telephone products to date have been applications which allow users to communicate with computer applications and databases from any touch-tone telephone.

       The Company sells both its own software and, as a reseller, computers, boards and certain telecommunications hardware manufactured by others. Most sales are made directly to end-users in the United States (80-85% of revenue) and internationally (15-20% of revenue). The Company also distributes its products domestically and internationally through qualified resellers. However, such channels account for less than 10% of annual sales.

       (a) Use of Estimates
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (b) Revenue Recognition
       The Company recognizes revenue on software licenses and hardware sales when the products are shipped to customers. Software and hardware warranties are limited to a 30-day customer support-return privilege. The Company provides a reserve equal to the actual cost of support services rendered and product returns made in the 30-day period subsequent to the end of the year.

       The Company does not offer maintenance contracts for customer product support beyond the 30-day warranty period since the need for such technical support is insignificant.

       (c) Inventory
       The Company's inventory is stated at the lower of cost (first-in, first-out) or market and consists solely of finished goods.

       (d) Property and Equipment
       Depreciation  is  computed  using  the  straight-line   method  over  the
          estimated useful lives of the related assets. The estimated useful lives of property and equipment are as follows:

                Description                                 Useful Lives
                -----------                                 ------------

          Computer equipment and software                   3-5 years
          Furniture and fixtures                            5 years
          Leasehold improvements                            Lease Term

                                                                     (Continued)

                             STYLUS INNOVATION INC.

                         Notes to Financial Statements


       (e) Patents

       The Company's policy is to capitalize  the cost of obtaining  patents and to amortize those costs over the estimated useful life of the patented products. During 1995, the Company charged to expense $23,743 of unamortized patent costs that were no longer recoverable from anticipated revenues from the patented products.

(2)    Income Taxes

       The Company has elected to be treated as an "S" Corporation for federal and state income tax purposes. Accordingly, the Company is not subject to income taxes directly; rather, all taxable earnings and losses are reflected in the personal income tax returns of the stockholders.

(3)    Stockholders' Equity

       Stock Dividend
       In 1995, the Company declared a ten-for-one stock split through a nine-for-one stock dividend.

       Performance Unit Plan
       During 1995, the Company adopted the 1995 Performance Unit Plan to formalize the grant of certain incentive awards to key employees and to provide for such additional incentive awards as may be granted in the future. Units granted vest at the sole discretion of the Company, although all units issued to date provide for immediate vesting. The specific terms of the performance units are as follows:

          1. Each grantee's equity in the performance unit is equal to the per share change in the Company's net book value measured from the fiscal year-end preceding the date of grant through the most recent valuation date. This per share change is computed as if all performance units granted were, in fact, outstanding shares of common stock.

          2. Performance units entitle grantees to certain annual per unit cash payments. These cash payments are to be equal to per share S Corporation distributions to stockholders, but only to the extent those distributions are in excess of the amount required to pay federal and state income taxes, at the maximum statutory rate, on S Corporation earnings.

          3. Award units may be redeemed by the Company at any time at its sole discretion, although awards are to be redeemed upon termination of employment of the grantee as provided in the Plan.

          4. In the event of a significant sale of corporate assets or change in control of the Company, the outstanding performance units become redeemable at the excess of fair market value over the applicable per unit net book value.

                                                                     (Continued)

                             STYLUS INNOVATION INC.

                         Notes to Financial Statements


       Through December 31, 1995, the Company had granted 33,850 performance units consisting of 16,400 units in 1994 and 17,450 in 1995. No performance units have been redeemed or have expired since the inception of the program. The status of outstanding units at December 31, 1995 and for the year then ended was as follows:

                                   Performance  Ascribed  Ascribed   Excess as
                                      Units     Value at  Value at    Accrued
                                   Outstanding  Issuance  Year-End  Compensation
                                   -----------  --------  --------  ------------

       Balance, December 31, 1994    16,400     $2,207      3,406      1,199
             Units granted in 1995   17,450      3,589      9,566      5,977
                                     ------     ------     ------      -----

       Balance, December 31, 1995    33,850     $5,796     12,972      7,176
                                     ======     ======     ======      =====

       Non-Qualified Stock Option Plan
       During 1995 the Company adopted the Non-Qualified Stock Option Plan to document the grant of certain stock options issued to key employees during 1993 and 1994, and to provide for such options as may be granted in the future. The Plan provides that key employees may be granted options to purchase up to an aggregate of 105,000 shares of the Company's common stock at an exercise price as determined by the Board of Directors. Shares granted vest at the sole discretion of the Board of Directors, although all options issued to date have vested in three equal annual installments, starting with the first anniversary of the grant. A change in voting control of the Company will, however, cause immediate vesting of all stock options.

       The Company accounts for the compensatory element of stock option grants in accordance with Accounting Principles Board Opinion Number 25 ("APB No. 25") whereby the compensatory element of stock options is determined at the date of grant. This compensatory element is equal to the excess of the fair market value of the optioned common stock at the grant date over the option's exercise price. The compensation amount is expensed and accrued over the prospective three-year period during which the grantee is expected to perform services.

       Through  December 31, 1995,  the Company had granted  options to purchase
          105,000 shares of common stock at $.025 per share. At December 31, 1995 no options were exercised and options to purchase 10,000 shares had expired, leaving options to purchase 95,000 shares still outstanding. No options were granted during 1995. At December 31, 1995, options to purchase 45,000 shares were exercisable. The status of outstanding options at December 31, 1995 was as follows:

                                        Shares   Estimated
                                         Under  Value at Date  Exercise  Compensatory  Accrued
                                        Option    of Grant      Price       Element   Compensation
                                        ------    --------      -----       -------   ------------

          Balance, December 31, 1994    95,000    $123,329      2,375       120,954     38,751
             Add:  Activity in 1995       --          --         --            --       40,318
                                        ------    --------      -----       -------     ------

          Balance, December 31, 1995    95,000    $123,329      2,375       120,954     79,069
                                        ======    ========      =====       =======     ======

                                                                     (Continued)

                             STYLUS INNOVATION INC.

                         Notes to Financial Statements


(4)    Commitments

       The Company leases its  office  facilities  under a  sublease  agreement.
          Effective January 1, 1996, the agreement provides for monthly payments of $6,974 for a period of two years and one month. The Company is also a tenant-at-will with respect to office facility parking spaces at a monthly expense of $1,100.

       Future minimum obligations under the Company's operating leases are as follows:

         Year ending December 31:
                  1996                 $    83,688
                  1997                      83,688
                  1998                       6,974
                                        ----------

                                       $   174,350
                                       ===========

       Rent expense for the year ended December 31, 1995 was $49,316.

(5)    Defined Contribution Plan

       The Company has established a defined contribution plan (the "Plan"). The
          Company makes discretionary contributions to the Plan each year. All employees with one year of service who have reached the age of 21 are eligible to participate in the Plan. Each eligible employee receives a percentage of the Company's annual contribution based on individual compensation as a percentage of total compensation of eligible employees. The contribution vests to each employee at 20% per year beginning one year after the employee becomes eligible.

       The Company contributed  $87,408 to the Plan for the year ended  December
          31, 1995.

(6)    Subsequent Event

       On February 12, 1996, substantially all of the Company's assets and certain of its liabilities were sold to Artisoft, Inc. for $12.6 million in cash. As a result, the outstanding performance units of the Performance Unit Plan (see note 3) became redeemable at the excess of fair market value over the applicable per unit book value. The Company paid $364,801 to fully redeem the performance units which will be recorded as compensation expense in 1996.

                         Artisoft, Inc. and Subsidiaries
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    (in thousands, except per share amounts)

                            Year Ended June 30, 1995

                                                                       Historical (unaudited)
                                                     ---------------------------------------------------------
                                                                              Triton         Stylus Innovation
                                                     Artisoft, Inc.      Technologies, Inc.    Incorporated
                                                     --------------      ------------------  -----------------
Net sales                                                 $ 84,243                 $  4,457           $  2,779
Cost of sales                                               42,796                      168                791
                                                     --------------      ------------------  -----------------
         Gross margin                                       41,447                    4,289              1,988
                                                     --------------      ------------------  -----------------

Operating expenses:
     Marketing and sales                                    33,010                    2,065                510
     Product development                                     7,655                    1,317                493
     General and administrative                              7,495                      792                579
     Purchased in-process technology
         and related costs                                    --                       --                 --
     Costs to exit hardware development and manu-
         facturing business, net of gain on disposition      3,119                     --                 --
                                                     --------------      ------------------  -----------------
         Total operating expenses                           51,279                    4,174              1,582
                                                     --------------      ------------------  -----------------

          Income (loss) from operations                     (9,832)                     115                406

Other expense, net                                              (3)                     (13)              --
                                                     --------------      ------------------  -----------------

          Income (loss) before income taxes                 (9,835)                     102                406

Income taxes (benefit)                                      (3,987)                      20               --
                                                     --------------      ------------------  -----------------

          Net income (loss)                               $ (5,848)                $     82           $    406
                                                     ==============      ==================  =================
Net loss per common and equivalent share                  $  (0.41)
                                                     ==============
Shares used in per share calculation                        14,315
                                                     ==============

                                                                       Pro Forma (unaudited)
                                                         ------------------------------------------------
                                                                   Adjustments
                                                         ------------------------------
                                                         Triton A-1         Stylus D-1          Combined
                                                         ----------         ----------          ---------
Net sales                                                $    --             $   --             $ 91,479
  Cost of sales                                               --                 --               43,755
                                                         ----------          ---------          ---------
     Gross margin                                             --                 --               47,724
                                                         ----------          ---------          ---------

Operating expenses:
     Marketing and sales                                      --                 --               35,585
     Product development                                       335 A-2            207 D-2         10,007
     General and administrative                               --                  365 D-3          9,231
     Purchased in-process technology
         and related costs                                  13,450 A-3         11,500 D-4         24,950
     Costs to exit hardware development and manu-
         facturing business, net of gain on disposition       --                 --                3,119
                                                         ----------          ---------          ---------
         Total operating expenses                           13,785             12,072             82,892
                                                         ----------          ---------          ---------

          Income (loss) from operations                    (13,785)           (12,072)           (35,168)

Other expense, net                                            (660) A-4          (768)D-5         (1,444)
                                                         ----------          ---------          ---------

          Income (loss) before income taxes                (14,445)           (12,840)           (36,612)

Income taxes (benefit)                                      (3,110) A-5        (3,888)D-6        (10,965)
                                                         ----------          ---------          ---------

          Net income (loss)                              $ (11,335)          $ (8,952)          $(25,647)
                                                         ==========          =========          =========
Net loss per common and equivalent share                                                        $  (1.79)
                                                                                                =========
Shares used in per share calculation                                                              14,315
                                                                                                =========

                         Artisoft, Inc. and Subsidiaries
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    (in thousands, except per share amounts)

                    Six-Month Period Ended December 31, 1995

                                                                                        Historical (unaudited)
                                                                    ----------------------------------------------------------------
                                                                                              Triton            Stylus Innovation
                                                                    Artisoft, Inc.      Technologies, Inc.         Incorporated
                                                                    ----------------  -----------------------  -------------------
Net sales                                                           $        29,305   $                 2,976  $             1,943
Cost of sales                                                                10,587                       104                  627
                                                                    ----------------  -----------------------  -------------------
         Gross margin                                                        18,718                     2,872                1,316
                                                                    ----------------  -----------------------  -------------------

Operating expenses:
     Marketing and sales                                                     13,067                     1,510                  515

     Product development                                                      2,593                       863                  477
     General and administrative                                               2,612                       432                  228
     Purchased in-process technology
         and related costs                                                   14,450                        -                    -
                                                                    ----------------  -----------------------  -------------------
         Total operating expenses                                            32,722                     2,805                1,220
                                                                    ----------------  -----------------------  -------------------

          Income (loss) from operations                                     (14,004)                       67                   96

Other expense, net                                                              834                        (5)                 (27)
                                                                    ----------------  -----------------------  -------------------

          Income (loss) before income taxes                                 (13,170)                       62                   69

Income taxes (benefit)                                                         (400)                       10                    -
                                                                    ----------------  -----------------------  -------------------

          Net income (loss)                                            $    (12,770)   $                   52  $                69
                                                                    ----------------  -----------------------  -------------------

Net loss per common and equivalent share                               $      (0.88)
                                                                    ----------------

Shares used in per share calculation                                         14,452
                                                                    ----------------

                                                                                   Pro Forma (unaudited)
                                                           ----------------------------------------------------------------------
                                                                         Adjustments
                                                           ----------------------------------------
                                                            Triton B-1             Stylus E-1                     Combined
                                                           ------------------      ----------------              ----------------
Net sales                                                  $             (650) B-2 $             -               $         33,574
Cost of sales                                                              (4) B-2               -                         11,314
                                                           ------------------      ----------------              ----------------
         Gross margin                                                    (646)                   -                         22,260
                                                           ------------------      ----------------              ----------------

Operating expenses:                                                      (350) B-3                  }
     Marketing and sales                                                  (59) B-2               -  }                      14,683
                                                                          (44) B-2                  }
     Product development                                                  168  B-4              104 } E-2                   4,161
     General and administrative                                            (5) B-2             (100)  E-3                   3,167
     Purchased in-process technology
         and related costs                                            (13,450) B-5               -                          1,000
                                                           ------------------      ----------------              ----------------
         Total operating expenses                                     (13,740)                    4                        23,011
                                                           ------------------      ----------------              ----------------

          Income (loss) from operations                                13,094                    (4)                         (751)

Other expense, net                                                       (280) B-6             (320)  E-4                     202
                                                           ------------------      ----------------              ----------------

          Income (loss) before income taxes                            12,814                  (324)                         (549)

Income taxes (benefit)                                                    300  B-7             (130)  E-5                    (220)
                                                           ------------------      ----------------              ----------------

          Net income (loss)                                $           12,514      $           (194)             $           (329)
                                                           ==================      ================              ================

Net loss per common and equivalent share                                                                         $          (0.02)
                                                                                                                 ================
Shares used in per share calculation
                                                                                                                           14,452
                                                                                                                 =================

                         Artisoft, Inc. and Subsidiaries
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (in thousands)

                                December 31, 1995

                                                                                        Historical (unaudited)
                                                                    ---------------------------------------------------------------
                                                                                               Triton            Stylus Innovation
                                                                    Artisoft, Inc.     Technologies, Inc. C-1      Incorporated
                                                                    ----------------  -------------------------  ------------------
ASSETS

Current assets:
   Cash and cash equivalents                                         $        38,980   $                  -       $           260
   Receivables:
       Trade accounts, net                                                    14,609                      -                   208
       Notes and other                                                         2,169                      -                   -
   Inventories                                                                 2,579                      -                    63
   Prepaid expenses                                                            2,272                      -                    66
   Deferred income taxes                                                       3,495                      -                   -
                                                                    ----------------  -------------------------  ----------------
       Total current assets                                                   64,104                      -                   597
                                                                    ----------------  -------------------------  ----------------

   Property and equipment, net                                                 9,611                      -                   147
                                                                    ----------------  -------------------------  -----------------


   Other assets                                                                2,352                      -                    28
                                                                    ----------------  -------------------------  ----------------

                                                                     $        76,067   $                  -       $           772
                                                                    ================  =========================  ================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Notes payable and advances under line of credit                   $        10,623   $                  -      $            -
   Accounts payable                                                            2,854                      -                     6

   Accrued liabilities                                                         6,165                      -                   197
   Income taxes payable                                                          148                      -                   -
   Notes payable-related parties                                                 -                        -                     4
   Distributions payable to stockholders                                         -                        -                   168
   Current portion of long-term obligations                                       60                      -                   -
                                                                    ----------------  -------------------------  ----------------
       Total current liabilities                                              19,850                      -                   375
                                                                    ----------------  -------------------------  ----------------

Shareholders' equity                                                          56,217                      -                   397
                                                                    ----------------  -------------------------  ----------------

                                                                     $        76,067   $                  -       $           772
                                                                    ================  =========================  ================

                                                                                 Pro Forma (unaudited)
                                                          ---------------------------------------------------------------------
                                                                        Adjustments
                                                          --------------------------------------
                                                              Triton C-1           Stylus F-1                      Combined
                                                          -----------------    -----------------               ---------------
ASSETS

Current assets:                                                                $        (12,800)} F-2
   Cash and cash equivalents                              $             -                   (90)} F-3          $        26,350
   Receivables:
       Trade accounts, net                                              -                    (4)  F-3                   14,813
       Notes and other                                                  -                    -                           2,169
   Inventories                                                          -                    45   F-3                    2,687
   Prepaid expenses                                                     -                    (3)  F-3                    2,335
   Deferred income taxes                                                -                    -                           3,495
                                                          -----------------    -----------------               ---------------
       Total current assets                                             -               (12,852)                        51,849
                                                          -----------------    -----------------               ---------------

   Property and equipment, net                                          -      -              1   F-3                    9,759
                                                          -----------------    -----------------               ---------------

                                                                                         12,535 } F-5
   Other assets                                                         -               (11,500)} F-6                    3,415
                                                          -----------------    -----------------               ---------------

                                                          $             -      $        (11,816)}              $        65,023
                                                          =================    ================                ===============

LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities:
   Notes payable and advances under line of credit        $             -      $            -                  $        10,623
   Accounts payable                                                     -                   147  F-3                     3,007
                                                                        -                   275} F-4
   Accrued liabilities                                                  -                  (173)}F-3                     6,464
   Income taxes payable                                                 -                   -                              148
   Notes payable-related parties                                        -                   -                                4
   Distributions payable to stockholders                                -                  (168) F-3                       -
   Current portion of long-term obligations                             -                   -                               60
                                                          -----------------    -----------------               ---------------
       Total current liabilities                                        -                    81                $        20,306
                                                          -----------------    -----------------               ---------------


Shareholders' equity                                                    -              (11,897)  F-2 > F-6              44,717
                                                          -----------------   ------------------               ---------------

                                                          $             -     $        (11,816)                $        65,023
                                                          =================   ==================               ===============

                         Artisoft, Inc and Subsidiaries
                               NOTES TO PRO FORMA
                            TRITON TECHNOLOGIES, INC.
                                   (Unaudited)
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (in thousands)

A.) Pro Forma Condensed Combined Statement of Operations for the Year Ended June
    30, 1995:

       1) The unaudited  pro forma  condensed  combined  statement of operations gives effect to the acquisition of Triton Technologies, Inc. ("Triton") as if such transaction had taken place on July 1, 1994.
       2) To reflect the amortization of purchased software over five years.
       3) To reflect the charge to operations of in-process technology and related costs of the acquisition.
       4) To reflect the decrease in interest income as a result of the acquisition purchase price paid from the Company's existing cash balances.
       5) To adjust income taxes to Artisoft's combined effective tax rate.

B.) Pro Forma  Condensed  Combined  Statement of  Operations  for the  Six-Month
    Period Ended December 31, 1995:

       1) The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of Triton as if such transaction had taken place on July 1, 1994.
       2) To reverse income and expenses from December 21, 1995 (date of acquisition) to December 31, 1995, that is included in the Artisoft, Inc. historical column.
       3) To adjust operating expenses for compensation to certain officers/shareholders which will not continue subsequent to the acquisition.
       4) To reflect the amortization of purchased software over five years.
       5) To reverse the charge to operations of in-process technology and related costs of the acquisition that was recognized in the pro forma condensed combined statement of operations for the fiscal year ended June 30, 1995.
       6) To reflect the reduction in interest income as a result of the acquisition purchase price paid from the Company's existing cash balances.
       7) To adjust income taxes to Artisoft's combined effective tax rate.

C.) Pro Forma Condensed Combined Balance Sheet as of December 31, 1995:

       1) The Artisoft, Inc. unaudited historical condensed balance sheet as of December 31, 1995, represents the balance sheet filed with the Company's Form 10-Q and includes historical amounts for Triton since the acquisition of Triton was completed on December 21, 1995. Accordingly, there are no amounts in the Triton historical or pro forma adjustments columns.

                         Artisoft, Inc and Subsidiaries
                               NOTES TO PRO FORMA
                         STYLUS INNOVATION INCORPORATED
                                   (Unaudited)
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (in thousands)





D.) Pro Forma Condensed Combined Statement of Operations for the Year Ended June
    30, 1995:

       1) The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of Stylus Innovation Incorporated ("Stylus") as if such transaction had taken place on July 1, 1994.
       2) To reflect redemption of outstanding Performance Units under the Stylus Performance Unit Plan.
       3) To reflect the amortization of purchased software over five years.
       4) To reflect the charge to operations of purchased in-process technology and the related costs of acquisition.
       5) To reflect the decrease in interest income as a result of the acquisition purchase price paid and the related costs of acquisition from the Company's existing cash balances.
       6) To adjust income taxes to Artisoft's combined effective tax rate.




E.) Pro Forma  Condensed  Combined  Statement of  Operations  for the  Six-Month
    Period Ended December 31, 1995:

       1) The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of Stylus as if such transaction had taken place on July 1, 1994.
       2) To reflect the amortization of purchased software over five years.
       3) To adjust operating expenses for compensation to certain officers/shareholders which will not continue subsequent to the acquisition.
       4) To reflect the reduction in interest income as a result of the acquisition purchase price paid from the Company's existing cash balances.
       5) To adjust income taxes to Artisoft's combined effective tax rate.




F.) Pro Forma Condensed Combined Balance Sheet as of December 31, 1995:

       1) The unaudited pro forma condensed combined balance sheet as of December 31, 1995 gives effect to the acquisition of Stylus Innovation Incorporated as though such transaction had taken place on December 31, 1995.
       2) To reflect the acquisition of Stylus for $12,800 cash at closing.
       3) To reflect the fair market value of assets purchased and liabilities assumed.
       4) To reflect the accrual of direct transaction costs associated with the acquisition. These costs consist of fees for financial, legal and accounting services and are included in the allocation of the acquisition costs based on their respective fair value on the date of the acquisition.
       5) To reflect the fair market value of purchased technology.
       6) To  reflect  the  charge  to   operations   of  purchased   in-process
          technology.